UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 4, 2015 (August 31, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

909 Lake Carolyn Parkway, Suite 600

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 31, 2015, Magnum Hunter Resources Corporation (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that the Company is no longer in compliance with the NYSE’s continued listing standards for the Company’s common stock because the average closing price of the Company’s common stock has fallen below the NYSE’s per share price requirements.  Section 802.01C of the NYSE Listed Company Manual requires that the average closing price of a listed company’s common stock be at least $1.00 per share over a consecutive 30 trading-day period.  As of August 26, 2015, the average closing price of the Company’s common stock over the preceding consecutive 30 trading-day period was $0.99 per share.

Under the NYSE’s rules, the Company has a period of six months, subject to possible extension, to regain compliance with the NYSE’s continued listing standards.  The Company can regain compliance if, during the six-month period following receipt of the NYSE notice, on the last trading day of any calendar month, the Company’s common stock has a closing price and a 30 trading-day average closing price of at least $1.00 per share.  The Company’s common stock will continue to be listed and traded on the NYSE during this period under the symbol “MHR,” but the NYSE will assign a “.BC” indicator to the symbol to denote that the Company is below the NYSE’s quantitative continued listing standards. The Company plans to notify the NYSE that it anticipates that this price deficiency will be cured and that it will return to compliance with the NYSE’s continued listing standards prior to the expiration of this six-month period.

The non-compliance with the NYSE price listing standard described above does not affect the listing on the NYSE MKT of the Company’s Series C and Series D preferred stock and the depositary shares representing the Company’s Series E preferred stock, and each such series of preferred stock and such depositary shares will continue to be listed and traded on the NYSE MKT, subject to the Company’s continued compliance with the NYSE MKT’s listing standards. The non-compliance with the NYSE price listing standard described above also does not conflict with the Company’s revolving credit facility or other debt agreements.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: September 4, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer